May 24, 2004

Securities and Exchange Commission
Attn:  Operations Filing Desk

450 5th Street NW
Washington, DC  20549

To whom it may concern:

Enclosed please find a copy of the 2004 Annual Report to Shareholders that was mailed to shareholders of the Redwood MicroCap Fund, Inc. this week.

Please add this to our existing files as our reporting copy.

Sincerely,

//John C. Power
John C. Power
President

Enclosure

May 24, 2004

Securities and Exchange Commission
Attn:  Filing Desk
1801 California, Suite 4800

Denver, CO  80202-2648

To whom it may concern:

Enclosed please find a copy of the 2004 Annual Report to Shareholders that was mailed to shareholders of the Redwood MicroCap Fund, Inc. this week.

Please add this to our existing files as our reporting copy.

Sincerely,

//John C. Power
John C. Power
President

Enclosure